SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 22, 2006 (March 21, 2006)

MASSEY ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7775	95-0740960
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01. Other Events.

On March 21 2006, Don L. Blankenship, Chairman, Chief Executive Officer and President of Massey Energy Company (the “Registrant”) spoke at the Howard Weil 2006 Energy Conference in New Orleans, Louisiana. A copy of the slide presentation and an audio recording of his remarks are available on the Registrant’s website at www.masseyenergyco.com/Corporate/Public Presentations.

Important Information

The Registrant plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting of Shareholders, and advises its security holders to read the important information contained therein when it becomes available. At that time, security holders may obtain a free copy of the Proxy Statement and other documents that the Registrant files with the SEC at the SEC’s website at http://www.sec.gov. The Proxy Statement and these other documents may also be obtained free of charge from the Registrant by directing a request to Massey Energy Company, Attention: Investor Relations, 4 North 4th Street, Richmond, Virginia 23219.

Certain Information Regarding Participants

The Registrant, its directors and named executive officers may be deemed to be participants in the solicitation of the Registrant’s security holders in connection with its 2006 Annual Meeting of Shareholders. Security holders may obtain information regarding the names, affiliations and interests of such individuals in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005, its Proxy Statement dated April 15, 2005, and a Current Report on Form 8-K dated February 24, 2006, each of which is filed with the SEC. Additional information regarding such individuals will be included in the 2006 Proxy Statement. To the extent holdings of the Registrant’s securities have changed since the amounts printed in the Proxy Statement dated April 15, 2005, such changes have been reflected on Forms 3, 4 and 5 filed with the SEC and will be reflected in the 2006 Proxy Statement.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect current analysis of existing information. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Registrant’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: market demand for coal, electricity and steel which could adversely affect the Registrant’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks of coal mining beyond the Registrant’s control, including weather and geologic conditions; the Registrant’s ability to expand mining capacity; the Registrant’s future production capabilities; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Registrant’s ability to manage production costs; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Registrant, some risks might relate to accruals that have already been reflected in earnings. The Registrant’s failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional Information

Additional information concerning these and other factors can be found in press releases as well as Massey’s public filings with the Securities and Exchange Commission, including the Registrant’s Form 10-K for the year ended December 31, 2005, which was filed on March 16, 2006. Massey’s filings are available either publicly, on the Investor Relations page of Massey’s website, http://www.masseyenergyco.com, or upon request from Massey’s Investor Relations Department: (866) 814-6512 (toll free). Massey disclaims any intent or obligation to update its forward-looking statements. For further information, please call Katharine W. Kenny, Vice President of Investor Relations (804-788-1824) or contact the Registrant via its website at http://www.masseyenergyco.com, Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: March 22, 2006	By:	/s/ Thomas J. Dostart
	Name:	Thomas J. Dostart
	Title:	Vice President, General Counsel & Secretary